CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Sector Funds (Invesco Sector Funds) of our report dated August 28, 2019, relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Gold & Special Minerals Fund’s Annual Report on Form N-CSR for the year ended June 30, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

October 24, 2019